Supplement dated October 15, 2024
to the Prospectus dated May 1, 2024
for Tri-Continental Corporation (the Fund)
Effective on December 1, 2024 (the Effective Date), the Fund's overnight mail address is changing. Accordingly, the following changes are hereby made to the section Buying and Selling Shares - Direct-at-Fund Accounts in the Fund's Prospectus.
Overnight Mail Addresses
Through November 30, 2024	Effective December 1, 2024
Tri-Continental Corporation c/o SS&C GIDS, Inc. 430 W 7th Street, Suite 219371 Kansas City, MO 64105-1407	Tri-Continental Corporation 801 Pennsylvania Ave., Suite 219371 Kansas City, MO 64105-1307
Based on the dates noted above, mail received at an incorrect address will be forwarded to the correct address, and will not be processed until received, in “good form,” at the correct address. This may affect the trade date you receive for transaction requests, which may negatively impact the value of your purchase or sale.
The rest of the section remains the same.
Shareholders should retain this Supplement for future reference.
SUP240_12_012_(10/24)